EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Panamera Holdings Corporation., a Nevada corporation (the “Company”), on Form 10-K/A for the year ended July 31, 2022, as filed with the Securities and Exchange Commission (the “Report”) T. Benjamin Jennings, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: September 19, 2023

/s/ T. Benjamin Jennings
T. Benjamin Jennings
President, Chief Executive Officer and Director (Principal Executive Officer)